  Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-272739
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 16, 2023
$450,000,000 6.000% Notes due 2035
Black Hills Corporation is offering $450,000,000 aggregate principal amount of 6.000% Notes due 2035 (the “Notes”).
We will pay interest on the Notes on January 15 and July 15 of each year, beginning on January 15, 2025. We may redeem some or all of the Notes at any time at the redemption prices described under the caption “Description of the Notes — Optional Redemption.” The Notes have no sinking fund provisions.
The Notes will be our senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
The Notes will not be listed on any securities exchange, and there is no existing trading market for the Notes.
Investing in the Notes involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.
	Price to Public(1)	Underwriting Discount	Proceeds to Us(1)
Per Note	99.787%	0.650%	99.137%
Total	$449,041,500	$2,925,000	$446,116,500

(1)
Plus accrued interest from May 16, 2024, if settlement occurs after that date.

Delivery of the Notes in book-entry form only will be made through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., on or about May 16, 2024, which is the third business day following the date of this prospectus supplement (T+3). This settlement date may affect trading of the Notes. See “Underwriting.”
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
Wells Fargo Securities	BofA Securities
BMO Capital Markets	J.P. Morgan	US Bancorp
Senior Co-Managers
Mizuho	MUFG	RBC Capital Markets	Scotiabank
The date of this prospectus supplement is May 13, 2024.

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of this prospectus supplement, the date of the accompanying prospectus or the date of such free writing prospectus, as applicable.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the Notes that we are selling in this offering and about the offering itself. The second part is the accompanying prospectus, which provides more general information. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our securities and other information you should know before investing in our Notes. Before purchasing any Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”
The terms “we”, “our”, “us”, the “Company” and “BHC” refer to Black Hills Corporation and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.
FORWARD-LOOKING STATEMENTS
Certain matters contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus may include forward-looking statements as defined by the SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including, without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. Nonetheless, the Company’s expectations, beliefs or projections may not be achieved or accomplished.
Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, such as adverse macroeconomic conditions, global pandemics or severe weather events, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 and in other reports that we file with the SEC from time to time, and set forth in “Risk Factors” in this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Forward- Looking Statements” in this prospectus supplement as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2023 and in other reports that we file with the SEC from time to time.
Black Hills Corporation
Black Hills Corporation, a South Dakota corporation, is a customer-focused, growth-oriented utility company headquartered in Rapid City, South Dakota.
We operate our business in the United States, reporting our operating results through our Electric Utilities and Gas Utilities segments. Certain unallocated corporate expenses that support our operating segments are presented as Corporate and Other. The following paragraphs summarize information about our segments as of December 31, 2023.
Our Electric Utilities segment generates, transmits and distributes electricity to approximately 222,000 electric utility customers in Colorado, Montana, South Dakota and Wyoming. We also own and operate non-regulated power generation and mining assets that are vertically integrated into and primarily support our Electric Utilities. Our Electric Utilities own 1,394 MW of generation and 9,106 miles of electric transmission and distribution lines.
Our Gas Utilities segment serves approximately 1,116,000 natural gas utility customers in Arkansas, Colorado, Iowa, Kansas, Nebraska and Wyoming. Our Gas Utilities own and operate 4,663 miles of intrastate gas transmission pipelines and 42,514 miles of gas distribution mains and service lines, seven natural gas storage sites, more than 50,000 horsepower of compression and 516 miles of gathering lines.
Other Information
Our principal executive offices are located at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702 and our telephone number is 605-721-1700. We maintain a website at www.blackhillscorp.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus. For additional information regarding our business, we refer you to our filings with the SEC incorporated into this prospectus supplement by reference. Please see “Where You Can Find More Information.”

The Offering
Issuer
Black Hills Corporation
Securities Offered
$450,000,000 aggregate principal amount of 6.000% Notes due 2035 (the “Notes”).
Maturity
January 15, 2035.
Interest Rate
6.000% per year.
Interest Payment Dates
January 15 and July 15 of each year, beginning on January 15, 2025.
Optional Redemption
Prior to October 15, 2034 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
See “Description of the Notes — Optional Redemption.”
Repurchase Upon Change of
Control Triggering Event
Upon the occurrence of a “Change of Control Triggering Event,” as defined under “Description of the Notes — Change of Control Triggering Event” in this prospectus supplement, with respect to the Notes, we will be required to make an offer to repurchase the Notes in cash at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, to (but excluding) the date of repurchase.
Ranking
The Notes will be our unsecured senior obligations. The Notes will rank equally with all of our existing and future unsecured and unsubordinated indebtedness and senior to all of our existing and future subordinated indebtedness. The Notes will be effectively subordinated to any existing or future secured indebtedness to the extent of the collateral securing such indebtedness. Because we are a holding company, the Notes will also be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. See “Description of the Notes — Ranking of Notes.”
Use of Proceeds
We intend to use the net proceeds from this offering, together with available cash or short-term borrowings under our existing facilities, to repay, redeem or otherwise retire all $600 million aggregate principal amount outstanding of our 1.037% notes due August 23, 2024. Any remaining net proceeds may be used for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of other outstanding debt. Our management will have broad discretion in the application of net proceeds, if any. See “Use of Proceeds” for more information.
Trustee
The trustee under the indenture governing the Notes is currently Computershare Trust Company, N.A.
Risk Factors
See “Risk Factors” before considering an investment in the Notes.

RISK FACTORS
In considering whether to invest in the Notes, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in the reports that we file with the SEC from time to time, including those set forth under the caption “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference in this prospectus supplement, and the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.
Risks Related to Investing in the Notes
The Senior Indenture under which the Notes will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the Senior Indenture.
Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities under the Senior Indenture pursuant to which the Notes will be issued. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the Senior Indenture from paying dividends or issuing or repurchasing our securities. There are no financial covenants in the Senior Indenture and there are no covenants, other than the limitation on liens, as more fully described under “Description of the Notes — Restrictive Covenants,” or any other provisions in the Senior Indenture which may afford you protection in the event of a highly leveraged transaction.
The Notes are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.
The Notes will be obligations exclusively of Black Hills Corporation and will not be guaranteed by any of our subsidiaries. The Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The Senior Indenture under which the Notes will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.
Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to meet our payment obligations on the Notes. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to regulatory, statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. See “Description of the Notes — Ranking of Notes.” Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
Holders of the Notes will be effectively subordinated to all of our secured indebtedness and obligations outstanding from time to time.
Our secured indebtedness and obligations that may be outstanding from time to time would effectively be senior to the Notes to the extent of the value of the collateral securing that indebtedness and those obligations. Although the Senior Indenture under which the Notes are issued does not limit our ability to incur additional indebtedness, it does limit, but does not prohibit, us from issuing indebtedness secured by the capital stock or ownership interests of our subsidiaries without equally and ratably securing the Notes.
The amount of secured indebtedness we may incur may be substantial. To the extent the value of the collateral securing our secured indebtedness is not sufficient to satisfy such indebtedness or obligations, the holders of such indebtedness or obligations would be entitled to share with the holders of the Notes and the holders of other claims against us with respect to our other assets.

We may not be able to repurchase the Notes upon a Change of Control Triggering Event.
Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of the Notes — Change of Control Triggering Event”) with respect to the Notes, each holder of the Notes will have the right to require us to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to (but excluding) the date of repurchase. We cannot assure you that, if we experience a Change of Control Triggering Event, we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes. Our failure to repurchase the Notes as required under the Senior Indenture would result in a default under the Senior Indenture, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the Notes. See “Description of the Notes — Change of Control Triggering Event.”
The lack of an active trading market for the Notes may adversely affect the liquidity and price of the Notes.
There is no existing trading market for the Notes, and we cannot give you any assurances regarding the future development of a market for the Notes, the ability of holders of the Notes to sell the Notes or the price at which such holders may be able to sell the Notes. If such a market were to develop, the Notes could trade at prices that may be higher or lower than the applicable initial offering price depending on many factors, including prevailing interest rates, our financial condition and results of operations and the market for similar Notes. We have been informed that one or more of the underwriters intends to make a market in the Notes. However, the underwriters may, in their sole discretion, cease their market-making activities at any time. Therefore, we cannot give you any assurances as to the liquidity of any active trading market for the Notes or that an active public market for such securities will develop. If an active market does not develop, the market price and liquidity of the Notes may be adversely affected. In addition, we do not intend to apply (and are not obligated to apply) for listing or quotation of the Notes on any securities exchange or market. Future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $444.8 million from the sale of the Notes in this offering after deducting the underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering, together with available cash or short-term borrowings under our existing facilities, to repay, redeem or otherwise retire all $600 million aggregate principal amount outstanding of our 1.037% notes due August 23, 2024.
Any remaining net proceeds may be used for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, other business opportunities and repayment or refinancing of other outstanding debt.

CAPITALIZATION
The following table sets forth our historical consolidated cash and cash equivalents and capitalization as of March 31, 2024 on an actual basis and on an as-adjusted basis to give effect to the issuance and sale of the Notes offered hereby and our contemplated use of proceeds therefrom. The as adjusted data in the table reflect certain assumptions and estimates. Actual amounts may vary from the estimated amounts set forth under “Use of Proceeds” and reflected in the as-adjusted data in the table below, and any such variance may be material. See “Use of Proceeds.”
The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, incorporated by reference in this prospectus supplement. You should also read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and the related notes thereto from our Annual Report on Form 10-K for the year ended December 31, 2023, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. See “Where You Can Find More Information” in this prospectus supplement.
	As of March 31, 2024
	Actual	As-Adjusted
	($ in Millions)
Cash and cash equivalents(1)	$123.0	$25.0
Short-term debt (including current maturities of long-term debt)(2)(3)	$600.0	$57.2
Notes offered hereby(2)	$—	$444.8
Other long-term debt (net of current maturities)(2)	$3,802.8	$3,802.8
Total long-term debt (net of current maturities)(2)	$3,802.8	$4,247.6
Total debt(2)	$4,402.8	$4,304.8
Total stockholders’ equity(4)	$3,333.9	$3,333.9
Total capitalization(5)	$7,736.7	$7,638.7

(1)
Cash and cash equivalents excludes restricted cash and cash equivalents, which were approximately $6.7 million as of March 31, 2024.

(2)
In accordance with ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, long-term debt reflects deferred financing costs. With respect to the Notes offered hereby, such amount is an estimate. The actual amount of deferred financing costs (and the resulting amount of the Notes offered hereby to be reflected on our balance sheet) will vary, and any such variance may be material.

(3)
Short-term debt includes current maturities of long-term debt. As described under “Use of Proceeds,” we intend to use the net proceeds from this offering, together with available cash or short-term borrowings under our existing facilities, to repay, redeem or otherwise retire the $600 million aggregate principal amount outstanding of our 1.037% notes due August 23, 2024, which is currently classified as short-term debt.

(4)
Total stockholders’ equity excludes noncontrolling interests, which were approximately $88.6 million as of March 31, 2024.

(5)
Total capitalization represents the sum of total debt (including short-term debt) and total stockholders’ equity.

DESCRIPTION OF THE NOTES
We will issue the Notes under the indenture dated as of May 21, 2003, between us and Computershare Trust Company, N.A. (“Computershare”), as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by that certain first supplemental indenture dated as of May 21, 2003, as further supplemented by that certain second supplemental indenture dated as of May 14, 2009, as further supplemented by that certain third supplemental indenture dated as of July 16, 2010, as further supplemented by that certain fourth supplemental indenture dated as of November 19, 2013, as further supplemented by that certain fifth supplemental indenture dated as of January 13, 2016, as further supplemented by that certain sixth supplemental indenture dated as of August 19, 2016, as further supplemented by that certain seventh supplemental indenture dated as of August 17, 2018, as further supplemented by that certain eighth supplemental indenture dated as of October 3, 2019, as further supplemented by that certain ninth supplemental indenture dated as of June 17, 2020, as further supplemented by that certain tenth supplemental indenture dated as of August 26, 2021, as further supplemented by that certain eleventh supplemental indenture dated as of March 7, 2023, as further supplemented by that certain twelfth supplemental indenture dated as of September 15, 2023, and as further supplemented by that thirteenth supplemental indenture to be dated as of the closing date of this offering. When we refer to the “Senior Indenture” in this prospectus supplement, we are referring to such indenture as supplemented by such supplemental indentures. The following summarizes some of the material provisions of the Notes. The following description supplements, and, to the extent it is inconsistent with, supersedes, the statements under “Description of Senior Debt Securities” in the accompanying prospectus. We refer you to the accompanying prospectus for a description of the senior debt securities and to the Senior Indenture. The following summary does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the Senior Indenture.
In this prospectus supplement, we refer to the 6.000% Notes due 2035 as the “Notes.” The Notes are a series of senior debt securities described in the accompanying prospectus. As used herein, the words “we,” “us,” “our,” “Company” and “Black Hills Corporation” do not include any current or future subsidiary of Black Hills Corporation.
General
The Notes will be initially limited to $450,000,000 aggregate principal amount. The Notes will mature at 100% of their principal amount on January 15, 2035. We may, without the consent of the holders of the Notes, create and issue additional notes ranking equally with each series of Notes offered hereby in all respects so that such additional Notes shall form a single series with such Notes offered hereby and shall have the same terms as to status or otherwise as such Notes offered hereby, except for the public offering price and issue date and, if applicable, the initial interest payment date; provided that if such additional Notes of a series are not fungible with the original Notes of such series for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP number. The Notes do not provide for any sinking fund. The Notes will not be listed on any securities exchange.
The Notes will be issued only in fully-registered form in denominations of $2,000 and integral multiples of $1,000. The Notes of each series will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). Except as described under “— Book-Entry Form,” the Notes will not be issuable in certificated form. References to a “Holder” of the Notes in this prospectus supplement refer to the person in whose name such Notes are registered in the security register and not the beneficial owner.
Interest
The Notes will bear interest at the rate of 6.000% per annum from May 16, 2024 or from the most recent interest payment date on which we have paid or provided for interest on the Notes, to the redemption date, Change of Control Payment Date (as defined below) or stated maturity date, as the case may be. We will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2025 (each, an “Interest Payment Date”), to the persons in whose names the Notes (or any predecessor Notes) are registered in the security register at the close of business on the January 1 and

July 1 preceding each Interest Payment Date, whether or not that day is a Business Day (as defined below). Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
If an Interest Payment Date, redemption date, Change of Control Payment Date or stated maturity date falls on a day that is not a Business Day, the payment will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date, redemption date, Change of Control Payment Date or stated maturity date, as the case may be, to the date the payment is made. A “Business Day” is each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
Optional Redemption
Prior to October 15, 2034 (three months prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair, subject to the depositary’s customary procedures. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
We are entitled at any time and from time to time to purchase Notes in the open market or otherwise.
Change of Control Triggering Event
If a Change of Control Triggering Event occurs with respect to the Notes, holders of the Notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (a “Change of Control Offer”) on the terms set forth in the Senior Indenture. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest (if any) on the Notes repurchased, to but excluding the date of repurchase (the “Change of Control Payment”), subject to the right of holders of record on any preceding record date to receive interest on the corresponding Interest Payment Date.
Within 30 days following any Change of Control Triggering Event (unless we have previously mailed or delivered a redemption notice with respect to all outstanding Notes as described above) or, at our option, prior to any Change of Control Triggering Event but after public announcement of the transaction or transactions that constitute or may constitute the Change of Control, we will mail by first-class mail or deliver in accordance with DTC procedures a notice to each holder of the Notes (with a copy to the Trustee), which notice will:
(1)   describe the circumstances and relevant facts regarding the Change of Control Triggering Event;
(2)   offer to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days following the date such notice is mailed or delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the Senior Indenture and described in such notice, which offer will constitute the Change of Control Offer; and

(3)   if mailed or delivered prior to the date on which the Change of Control Triggering Event occurs, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.
On the Change of Control Payment Date, we will be required, to the extent lawful, to:
(1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer;
(2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party purchases all Notes properly tendered and not withdrawn under its offer.
We will be required to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Senior Indenture, we will be required to comply with the applicable securities laws and regulations. We will not be deemed to have breached our obligations under the Change of Control provisions of the Senior Indenture by virtue of such compliance.
For purposes of this discussion of a repurchase of the Notes following a Change of Control Triggering Event:
“Change of Control” means the occurrence of any of the following:
(1)   the consummation of any transaction (including any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the voting power of the then outstanding Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed;
(2)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any person other than the Company or one of the Subsidiaries;
(3)   the merger or consolidation of the Company with or into any person or the merger or consolidation of any person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding shares of the Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction in which the shares of Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, shares representing more than 50% of the voting power of the Voting Stock of the resulting or surviving person or any direct or indirect parent company of the resulting or surviving person immediately after giving effect to such transaction; or
(4)   the adoption of a plan providing for the liquidation or dissolution of the Company.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (1) above if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of shares representing more than 50% of the voting power of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Fitch” means Fitch Ratings, Inc., and its successors.
“Investment Grade Rating” means a rating equal to or higher than BBB− (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or agencies selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any two or more of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, as the case may be.
“Rating Event” means the rating of the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the intention of the Company to effect a Change of Control and ending 60 days following the consummation of such Change of Control.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Subsidiary” means a corporation, limited partnership, limited liability company or trust in which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest that ordinarily (without regard to the occurrence of any contingency) has voting power for the election of directors, managers or trustees of such person, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.
The Change of Control Triggering Event repurchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Triggering Event repurchase feature is a result of negotiations between the Company and the underwriters. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject only to the restrictions contained in the covenant described under the heading “— Restrictive Covenants” (which restrictions may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding), we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.
Our revolving credit facility provides that the occurrence of certain events that would constitute a Change of Control constitute a default thereunder. In addition, the occurrence of certain events that would constitute a Change of Control would likely also require us to offer to repurchase all of our currently outstanding notes under the Senior Indenture. Moreover, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. The exercise by the holders of their right to require us to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
The definition of “Change of Control” includes a disposition of “all or substantially all” of the assets of the Company to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.
The provisions of the Senior Indenture relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes then outstanding.
Restrictive Covenants
We have agreed to one principal restriction on our activities for the benefit of holders of the Notes: the limitation on the creation of liens described below. Other than this limitation on liens, the Senior Indenture does not contain any covenants or other provisions designed to protect holders of the Notes in the event we participate in a highly leveraged transaction.
The Senior Indenture provides that neither the Company nor any Subsidiary, as defined below, will mortgage, pledge, grant a security interest in or hypothecate, or permit any mortgage, pledge, security interest, lien or other encumbrance upon, any capital stock of any Subsidiary now or hereafter owned directly or indirectly by the Company or any Subsidiary, to secure any Indebtedness, as defined below, without also securing the Notes (so long as such other Indebtedness is so secured), equally and ratably with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured.
This restriction does not apply to, or prevent the creation of:
(1)   any mortgage, pledge, security interest, lien or encumbrance existing at the date of issuance of the Notes;
(2)   any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time of the acquisition of such capital stock by the Company or any Subsidiary or within one year after that time to secure all or a portion of the purchase price for such capital stock;
(3)   any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing thereon at the time of the acquisition of such capital stock by the Company or any Subsidiary, whether or not the obligations secured thereby are assumed by the Company or such Subsidiary, other than any mortgage, pledge, security interest, lien or encumbrance created in connection with or in anticipation of such acquisition not for the purpose of securing the purchase price for such capital stock;
(4)   any mortgage, pledge, security interest, lien or encumbrance upon any capital stock to secure or provide for the acquisition, construction, improvement, expansion or development of property by the Company or any Subsidiary; provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of the related financing;
(5)   any mortgage, pledge, security interest, lien or encumbrance upon any limited liability company interest of Black Hills Wyoming, LLC (or any of its direct or indirect Subsidiaries); provided that such mortgage, pledge, security interest, lien or encumbrance may not extend to or cover any other property of the Company or any Subsidiary that is not the subject of such refinancing;
(6)   so long as no additional property of the Company or any Subsidiary is encumbered or made subject to a mortgage, pledge, security interest, lien or other encumbrance, any mortgage, pledge, security interest, lien or encumbrance granted in connection with (a) extending, renewing, replacing or refinancing in whole or in part the Indebtedness secured by any mortgage, pledge, security interest, lien or encumbrance described in the foregoing clauses (1) through (5) or (b) any transaction or series of related transactions involving separate projects pursuant to which any of the mortgages, pledges, security interests, liens or encumbrances described in the foregoing clauses (1) through (5) are combined or aggregated; provided, that, for purposes of this subclause (b), all of the Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances immediately prior to such transaction or series of related transactions is repaid in connection therewith; provided further, that, for purposes of this subclause (b), the aggregate amount of Indebtedness secured by such combined or aggregated mortgages, pledges, security interests, liens or other encumbrances does not exceed the sum of (x) the aggregate amount of extended, renewed, replaced or refinanced Indebtedness secured by such mortgages, pledges, security interests, liens or encumbrances outstanding immediately prior to such transaction or series of related transactions and (y) 5% of Consolidated Capitalization, less the total amount of all Indebtedness then outstanding that has been incurred and secured pursuant to this subclause (y) in any prior, separate transactions or series of related transactions;
(7)   any mortgage, pledge, security interest, lien or encumbrance upon any capital stock now or hereafter owned by the Company or any Subsidiary to secure any Indebtedness, which would otherwise be subject to the foregoing restriction and not otherwise permitted under any of the foregoing clauses (1) through (6), in an aggregate principal amount which, together with the amount of all other such Indebtedness then outstanding that has been incurred and secured under this clause (7), does not at the time of the creation of such mortgage, pledge, security interest, lien or encumbrance exceed 5% of Consolidated Capitalization; or
(8)   any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:
(a)   the execution or enforcement of each such lien is effectively stayed within 60 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 60-day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;
(b)   the payment of each such lien is covered in full by insurance provided by a third party and the insurance company has not denied or contested coverage thereof; or
(c)   each such lien is adequately bonded within 60 days of the creation of such lien. For purposes of the restriction described above:
“Indebtedness” means:
(1)   all indebtedness, whether or not represented by bonds, debentures, notes or other securities, incurred, created or assumed by the Company or any Subsidiary for the repayment of money borrowed;
(2)   all indebtedness for money borrowed secured by a lien upon property owned by the Company or any Subsidiary, regardless of whether the Company or such Subsidiary has assumed or otherwise become liable for the payment of the indebtedness for money borrowed; and
(3)   all indebtedness of others for money borrowed that is guaranteed as to payment of principal or interest by the Company or any Subsidiary or in effect guaranteed by the Company or any Subsidiary through a contingent agreement to purchase such indebtedness or through any “keep-well” or similar agreement to be directly or indirectly liable for the repayment of such indebtedness.
“Subsidiary” has the meaning given to such term under the heading “— Change of Control Triggering Event.”

“Consolidated Capitalization” means the sum of:
(1)   Consolidated Shareholders’ Equity;
(2)   Consolidated Indebtedness, which is total indebtedness as shown on the consolidated balance sheet of the Company and the Consolidated Subsidiaries, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication
(3)   any preference or preferred stock of the Company or any Consolidated Subsidiary that is subject to mandatory redemption or sinking fund provisions.
“Consolidated Shareholders’ Equity” means the total Assets of the Company and the Consolidated Subsidiaries less all liabilities of the Company and the Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States (as in effect on the date of closing of this offering), be classified on a balance sheet as liabilities, including:
(1)   indebtedness secured by property of the Company or any of the Consolidated Subsidiaries whether or not the Company or the Consolidated Subsidiary is liable for the payment of the indebtedness unless, in the case that the Company or the Consolidated Subsidiary is not so liable, the property has not been included among the Assets of the Company or the Consolidated Subsidiary on the balance sheet;
(2)   deferred liabilities; and
(3)   indebtedness of the Company or any of the Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Company or such Consolidated Subsidiary.
As used in this definition, “liabilities” includes preference or preferred stock of the Company or any Consolidated Subsidiary only to the extent of any preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.
“Consolidated Subsidiary” means, at any date, any Subsidiary the financial statements of which under generally accepted accounting principles in the United States (as in effect on the date of closing of this offering) would be consolidated with those of the Company in its consolidated financial statements as of that date.
The “Assets” of any person means the whole or any part of its business, property, assets, cash and receivables.
As of March 31, 2024, the Consolidated Capitalization of the Company was approximately $7.2 billion.
Events of Default
The following will be events of default for the Notes:
(a)   default in the payment of principal of any Note when due;
(b)   default in the payment of interest on any Note when due and continuance of such default for 30 days;
(c)   default in the performance, or breach, of any of our other covenants or warranties in the Senior Indenture applicable to the Notes and continuance of such default or breach for 60 days after written notice (without giving effect to any applicable grace period with respect to such covenant or warranty); and
(d)   certain events of bankruptcy, insolvency or reorganization relating to us.
If an event of default occurs and is continuing with respect to the Notes, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes, plus all accrued and unpaid interest, to be immediately due and payable.

However, in the event of a default described under clause (d) above, the principal of the Notes, plus all accrued and unpaid interest, shall automatically become and be immediately due and payable.
Ranking of Notes
The Notes will be our unsecured and unsubordinated obligations. The Notes will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. See “Risk Factors — The Senior Indenture under which the Notes will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the Senior Indenture,” “— The Notes are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries” and “— Holders of the Notes will be effectively subordinated to all of our secured indebtedness and obligations outstanding from time to time.”
The Notes will be obligations exclusively of Black Hills Corporation, and our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds to meet our payment obligations on the Notes. Due to our holding company structure, substantially all of our operating cash flows are provided by dividends paid or distributions made by our subsidiaries, and our ability to satisfy our obligations under the Notes will depend upon these cash flows. These cash flows are subject to statutory provisions, regulatory agreements, financing agreements, other limitations that could affect the levels of dividends or distributions allowed to be made by our subsidiaries. For example, covenants within the current financing agreements of Cheyenne Light, Fuel and Power Company require it to maintain certain debt-to-capitalization ratios which may limit its ability to pay dividends. Our utilities in Arkansas, Colorado, Iowa, Kansas, Nebraska and Wyoming have regulatory agreements in which they cannot pay dividends if they have issued debt to third parties and the payment of a dividend would reduce their equity ratio to below 40% of their total capitalization; and neither Black Hills Utility Holdings nor its subsidiaries can extend credit to the Company except in the ordinary course of business and upon reasonable terms consistent with market terms. In addition, our utilities in Wyoming have regulatory agreements in which they cannot pay dividends to parent entities if the proportion of common equity (excluding the unit mandatory convertible instruments prior to the time of their conversion to stock shares) is or would be less than 40% following the dividend payment. Further, our utility subsidiaries may generally be limited to the amount of dividends allowed by state regulatory authorities to be paid to us as a utility holding company and also may have further restrictions under the Federal Power Act. As of March 31, 2024, the restricted net assets at our Electric and Gas Utilities were approximately $143 million.
Information Concerning the Trustee
Computershare is currently the Trustee under the Senior Indenture. Computershare also will be the initial paying agent and registrar for the Notes and its place of payment will be Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, MN 55108, Attn: CCT Administrator for Black Hills Corporation. The Trustee may resign or be removed and a successor Trustee may be appointed in accordance with the terms of the Senior Indenture.
The provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) incorporated by reference in the Senior Indenture provide that, except during the continuance of an event of default under the Senior Indenture, the Trustee will perform only such duties as are specifically set forth in the Senior Indenture. Under the Senior Indenture, the holders of a majority in outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, subject to certain exceptions and the terms of the Senior Indenture. If an event of default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under the Senior Indenture, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The Trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with us and our affiliates in the ordinary course of their and our respective businesses, subject to the Trust Indenture Act. The Senior Indenture and provisions of the Trust Indenture Act incorporated by reference in the Senior Indenture contain limitations on the rights of the Trustee, should it become a creditor of the Company under certain circumstances, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any prohibited conflicting interest, it must eliminate the conflict or resign.
No Additional Amounts
We will not pay any additional amounts on the Notes to compensate any beneficial owner for any United States tax withheld from payments on such Notes.
Book-Entry Form
The Notes will be issued in the form of a single, fully registered global Note without coupons that will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of its nominee, Cede & Co. This means that we will not issue certificates to any purchaser of Notes. Instead, ownership of beneficial interests in the Notes will be shown on, and transfers of interest in the Notes will only be made through, records maintained by DTC and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. Unless it is exchanged for certificated Notes as described below, a global Note may not be transferred, except that DTC, its nominees and their successors may transfer a global Note as a whole to one another.
A global Note representing the Notes will be exchangeable for Notes in certificated form only if:
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DTC is unwilling or unable to continue as depositary or it ceases to be a “clearing agency” registered under applicable law; or

•
an event of default with respect to the Notes has occurred and is continuing.

So long as DTC or its nominee is the registered owner of the global Note, we will consider DTC or its nominee, as the case may be, the sole owner of the Notes represented by the global Note for all purposes under the Senior Indenture. Except as described below, as an owner of a beneficial interest in Notes, you will not be entitled to have any individual Notes registered in your name, you will not receive or be entitled to receive physical delivery of any Notes in certificated form and you will not be considered the owner of Notes for any purpose under the Senior Indenture.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited by its participants and facilitates the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in the accounts of the participants. This eliminates the need for physical exchange of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC’s book-entry system also is available to other entities, such as securities brokers and dealers, banks and trust companies that clear transactions through, or maintain a custodial relationship with, a DTC participant. These are known as “indirect participants.” The rules of DTC are on file with the SEC.
Purchases of Notes must be made by or through DTC participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of a Note, who is known as the beneficial owner, will in turn be recorded on the records of direct and indirect DTC participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but we expect that beneficial owners will receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participant or indirect participant through which they purchased the Notes. Transfers of ownership interests in the Notes will be accomplished by entries made on the books of participants acting directly or indirectly on behalf of beneficial owners.
Neither we nor the Trustee will have any responsibility or liability for any aspect of the records, action or inaction of DTC or for maintaining, supervising or reviewing any records relating to beneficial ownership of interests in the global Note.

We will pay principal and interest on the Notes to DTC or its nominee, as the case may be, as the registered owner of the global Note. We will make these payments to DTC or its nominee in immediately available funds. Neither we nor the Trustee will have any responsibility or liability for the payment of principal and interest on the Notes to beneficial owners. However, we understand that it is currently the policy of DTC to credit these payments to participants’ accounts on the relevant payment date in accordance with the participants’ holdings as shown on DTC’s records. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participants and indirect participants and not of DTC. DTC will have no knowledge of the actual beneficial owners of the Notes. DTC’s records will reflect only the identity of the participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The participants and indirect participants are responsible for keeping account of their holdings on behalf of their customers.
Similarly, we and the Trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of Notes under the Senior Indenture, each person owning a beneficial interest in the Notes must rely on the procedures of DTC. If the beneficial owner is not a participant in DTC, then it must rely on the procedures of the participant through which that person owns its interest. DTC will take actions under the Senior Indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions DTC takes at the direction of other participants and beneficial owners.
The giving of notices and other communications by DTC to its participants, by the participants to indirect participants, and by indirect participants to beneficial owners is governed by arrangements made among them, which may be subject to statutory or regulatory requirements.
The foregoing description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. Neither we nor the Trustee take any responsibility or liability for these operations and procedures. We urge investors to contact DTC or its participants directly to discuss these matters.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the Notes by initial investors. It is not a complete analysis of all the potential tax considerations relating to the Notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions, all as in effect on the date hereof. These authorities may be changed, perhaps with retroactive effect, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) and we cannot assure you that the IRS will agree with such statements.
Except as otherwise provided, this summary is limited to initial investors who purchase Notes for cash at the applicable initial “issue price” (i.e., the initial price at which a substantial amount of such Notes is sold to the public, excluding bond houses and brokers or similar organizations acting in the capacity of underwriters, placement agents or wholesalers) pursuant to this offering and who will hold the Notes as capital assets (i.e., generally for investment purposes). This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or the tax considerations arising under any U.S. federal tax laws other than U.S. federal income tax laws (such as estate or gift tax laws). In addition, this discussion does not address all U.S. federal income tax considerations that may be applicable to investors’ particular circumstances or to investors that may be subject to special tax rules, such as, for example:
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persons subject to the alternative minimum tax;

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banks, insurance companies, and other financial institutions;

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regulated investment companies;

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real estate investment trusts;

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tax-exempt organizations;

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retirement plans;

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dealers in securities;

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certain former citizens or residents of the United States;

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traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

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U.S. persons to the extent they invest in foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes that purchase the Notes;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons that will hold the Notes as a position in a straddle, conversion transaction or other risk reduction transaction, or are subject to Section 451(b) of the Code;

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corporations liable for tax on their “adjusted financial statement income” within the meaning of Section 56A of the Code; or

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entities or arrangements treated as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Notes, you should consult your own tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Notes.
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the Notes (for example, a repurchase upon a change of control). The obligation to make such payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” Under applicable Treasury regulations, the possibility that such an amount will be paid will not affect the amount, timing or character of income recognized by you with respect to the Notes if, as of the date the Notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. We believe and intend to take the position that the contingencies associated with the Notes should not cause the Notes to be subject to the contingent payment debt instrument rules. Our determination is binding on you unless you disclose a contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, you might be required to accrue interest income on the Notes, and to treat as ordinary income any gain realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. You are urged to consult your tax advisor regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.
This summary of U.S. federal income tax consequences is for general information only and is not tax advice for any particular investor. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.
Consequences to U.S. Holders
The following discussion generally will apply to you if you are a “U.S. Holder” of the Notes. You are a “U.S. Holder” if you are a beneficial owner of a Note and you are, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

Interest
Stated interest on a Note will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued, in accordance with your regular method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition of Notes
Upon the sale, exchange, redemption or other taxable disposition of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest which, if not previously included in income, will be treated as interest as described in “— Interest” above) and your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will equal the cost of the Note to you. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the Note is more than one year. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Medicare Tax
Certain U.S. Holders who are individuals, estates or trusts that do not fall into a special class of trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. Holder’s “net investment income” for the relevant taxable year (“undistributed net investment income” in the case of an estate or trust) and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (or “adjusted gross income” in the case of an estate or trust), which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances. For these purposes, net investment income will generally include interest on and capital gains from the sale or other disposition of the Notes, unless such interest or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by deductions that are properly allocable to such income. If you are a U.S. Holder who is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the Notes.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to payments of interest on the Notes and the proceeds of the sale, exchange, redemption or other taxable disposition of Notes unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide its taxpayer identification number or certification of exempt status or have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.
Consequences to Non-U.S. Holders
The following discussion will generally apply to you if you are a Non-U.S. Holder of Notes. The term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, a nonresident alien individual or a corporation, estate or trust, and that is not a U.S. Holder.
Payments of Interest
Subject to the discussion of backup withholding and FATCA below, you will not be subject to U.S. federal income or withholding tax with respect to any payment of interest on its Notes that is not effectively connected with the conduct of a U.S. trade or business provided that:
•
you do not actually or constructively (under applicable attribution rules) own 10% or more of the total combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code;

•
you are not a controlled foreign corporation that is related to us directly or indirectly through stock ownership; and

•
either (a) you provide your name and address, and, among other things, certify, under penalties of perjury, that you are not a United States person (which certification generally must be made on an applicable IRS Form W-8, which for the purpose of this discussion includes Form W-8, Form W-8BEN, Form W-8BEN-E or a substitute form containing the same information as the foregoing) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business, holds the Note on your behalf and certifies, under penalties of perjury, either that it has received an applicable IRS Form W-8 from you or from another qualifying financial institution intermediary or that it is permitted to establish and has established your foreign status through other documentary evidence, and otherwise complies with applicable requirements. If the Notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury regulations.

If you cannot satisfy the requirements described above, you will be subject to a 30% U.S. federal withholding tax with respect to payments of interest on the Notes, unless you provide the applicable withholding agent with a properly executed (1) applicable IRS Form W-8 claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.
If you are engaged in a trade or business in the United States and interest on a Note is effectively connected with the conduct of that trade or business, you will be required to pay U.S. federal income tax on that interest on a net-income basis in the same manner as if you were a U.S. Holder. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected income generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a foreign corporation, you may be subject to branch profits tax equal to 30% (unless a lower applicable treaty rate applies) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base maintained by you in the United States). For this purpose, interest on the Notes that is effectively connected with the conduct of a trade or business in the United States by you would be included in earnings and profits.
Sale or Other Taxable Disposition of Notes
Subject to the discussion of backup withholding and FATCA below, amounts received upon the sale, exchange, redemption or other taxable disposition of a Note (except with respect to accrued and unpaid interest, which would be treated as interest as described in “— Payments of Interest” above) will not be subject to U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax unless:
•
that gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base maintained by you in the United States); or

•
you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met.

If you are described in the first bullet point above, you will generally be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if you were a U.S. Holder. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by you in the United States. In addition, if you are a foreign corporation, you may also be required to pay branch profits tax on any effectively connected gain at a 30% rate or a lower rate if so specified by an applicable tax treaty.
If you are described in the second bullet point, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which its capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.
Information Reporting and Backup Withholding
In general, information returns will be filed with the IRS in connection with payments of interest on the Notes and proceeds from the sale, exchange, redemption or other taxable disposition of the Notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Backup withholding may apply to certain payments of principal and interest on the Notes to you, as well as to the proceeds of certain sales of Notes made through brokers, unless you have made appropriate certifications as to your foreign status or otherwise established an exemption. The certification of foreign status described above under “— Payments of Interest” is generally effective to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.
FATCA
Under the Foreign Account Tax Compliance Act, commonly referred to as “FATCA,” a 30% U.S. federal withholding tax may apply to interest income paid on the Notes paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. While the withholding under FATCA would have also applied to the gross proceeds from a disposition of the Notes occurring after December 31, 2018, proposed U.S. Treasury regulations eliminate such withholding entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final Treasury regulations are issued. No such final U.S. Treasury regulations have been issued so far. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Further, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is subject both to withholding under FATCA and to the U.S. federal withholding tax discussed above under “— Consequences to Non-U.S. Holders — Payments of Interest,” the U.S. federal withholding under FATCA may be credited against, and therefore reduce, such other U.S. federal withholding tax. You should consult your tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of the Notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS
Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code and other federal, state, local and non-U.S. laws that are substantively similar or are of similar effect to such provisions of ERISA or the Code (“Similar Laws”) impose certain restrictions on:
•
employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);

•
plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and annuities or Keogh plans;

•
entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) or otherwise by reason of an investment in such entities by one or more ERISA Plans or plans described in Section 4975(e)(1) of the Code (such plans, together with ERISA Plans, “Covered Plans”);

•
governmental plans, certain church plans and non-U.S. plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but may be subject to Similar Laws (such plans, together with Covered Plans, “Plans”); and

•
persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).

ERISA, the Code and Similar Law impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of assets of a Covered Plan, or who renders investment advice to a Covered Plan for a fee or other compensation, is generally considered a fiduciary of the Covered Plan. Accordingly, among other factors, the investing fiduciary of a Plan should consider, before authorizing an investment in the Notes, whether:
•
such investment would satisfy the prudence and diversification requirements of ERISA or Similar Law, to the extent applicable to the Plan, including, among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

•
such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•
such investment would be consistent with the documents and instruments governing the Plan;

•
such investment is made solely in the interest of participants and beneficiaries of the Plan;

•
such investment is made solely in the interest of participants and beneficiaries of the Plan, if the Plan is an ERISA Plan, or as required under applicable Similar Law;

•
such investment would result in (1) a “prohibited transaction” under ERISA or the Code for a Covered Plan for which there is no applicable exemption or (2) a violation of any applicable Similar Law; and

•
such investment would violate ERISA’s prohibition on improper delegation of control over or responsibility for ERISA Plan assets, or result in a similar violation under any applicable Similar Law.

Notes held by a Plan will be deemed to constitute Plan assets. If we, the underwriters or any of our or their respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to a Covered Plan, such Covered Plan’s acquisition, holding or disposition of the Notes may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., the extension of credit between a Covered Plan and a Party in Interest or Disqualified Person), unless the Notes are acquired and held pursuant to and in accordance with an applicable exemption.
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the Notes. These class exemptions include:

PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers who are not exercising investment discretion with respect to the assets of a Covered Plan involved in the transaction and in which the Plan must pay no more, and receive no less, than “adequate consideration.” Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the Notes in reliance on any of these or any other exemptions should carefully review the exemption to assure it is applicable.
Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by these exemptions may or may not cover all acts that could be construed as prohibited transactions. For example, certain of the exemptions may not afford relief from the prohibition on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. As a result, there can be no assurance that any exemption(s) will be available with respect to any particular transaction involving the Notes.
Accordingly, by acceptance of the Notes, each purchaser and holder will be deemed to have represented by its purchase or holding the Notes that either (1) it is not, and it is not acting on behalf of or with the assets of a Plan or (2)(i) its acquisition, holding and subsequent disposition of the Notes will not constitute or result a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violate any applicable Similar Laws and (ii) none of us, the underwriters or any of our or their respective affiliates is a fiduciary of, or has been relied up on for any investment advice by, such Plan in connection with its purchase and holding of the Notes (unless a statutory or administrative exemption applies, all of the applicable conditions of which are satisfied). Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Notes should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Law, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. In addition, the investing fiduciary of a Plan should determine whether an investment in the Notes satisfies, to the extent applicable, ERISA’s fiduciary standards and other requirements under ERISA, the Code or any applicable Similar Law.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Notes pursuant to this offering consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Law, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. In addition, the investing fiduciary of a Plan should determine whether an investment in the Notes satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or any applicable Similar Law.
The sale or transfer of the Notes to a Plan or person acting on behalf of a Plan is in no way a representation by us or the underwriters that the purchase, holding or disposition of the Notes meets the legal requirements for investments by Plans generally or any Plan in particular or is appropriate for Plans generally or any Plan in particular. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or at such purchasers generally.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell to the underwriters named below, for whom Wells Fargo Securities, LLC and BofA Securities, Inc. are acting as representatives, and each of the underwriters has severally, and not jointly, agreed to purchase from us the respective principal amount of the Notes set forth opposite the name of each underwriter:
Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$112,500,000
BofA Securities, Inc.	99,000,000
BMO Capital Markets Corp.	49,500,000
J.P. Morgan Securities LLC	49,500,000
U.S. Bancorp Investments, Inc.	49,500,000
Mizuho Securities USA LLC	22,500,000
MUFG Securities Americas Inc.	22,500,000
RBC Capital Markets, LLC	22,500,000
Scotia Capital (USA) Inc.	22,500,000
Total	$450,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes if they purchase any of the Notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of Notes may be terminated.
The underwriters have advised us that they propose to initially offer the Notes to the public at the price to public appearing on the cover page of this prospectus supplement and may also offer the Notes to certain securities dealers at the price to public on the cover of this prospectus supplement less a concession of 0.40% of the principal amount of the Notes. The underwriters may allow, and such dealers may re-allow, a discount not in excess of 0.25% of the principal amount of the Notes. After the initial public offering, the price to public, concession and discount may be changed.
We estimate that our out of pocket expenses (excluding underwriting discount and commissions) for this offering will be approximately $1.3 million.
We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.
The Notes are a new issue of securities with no established trading market, and the underwriters are not obligated to make a market in the Notes. We do not intend to apply for listing of the Notes on any securities exchange. The underwriters have advised us that they intend to make a market in the Notes but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Notes, the ability of the holders to sell their Notes or the price at which holders will be able to sell their Notes.
In connection with the offering, the underwriters may engage in transactions that stabilize the price of the Notes. These transactions may include purchases for the purpose of fixing or maintaining the price of the Notes in accordance with Regulation M under the Exchange Act.
The underwriters may create a short position in the Notes in connection with the offering. That means they sell a larger principal amount of the Notes than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase Notes in the open market to reduce the short position.
If the underwriters purchase the Notes to stabilize the price or to reduce their short position, the price of the Notes could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of the Notes and any of such transactions may be discontinued at any time without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
We expect to deliver the Notes against payment for the Notes on or about May 16, 2024, which will be the third business day following the date of the pricing of the Notes (“T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For instance, certain of the underwriters or their respective affiliates serve as agents under our commercial paper program. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Notes may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying base prospectus and any other material in relation to the Notes are only being distributed to and are only directed at persons in the United Kingdom that are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute such materials, all such persons together being referred to as “relevant persons.” The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and the accompanying base prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying base prospectus or their contents. The Notes are not being offered to the public in the United Kingdom.
In addition, in the United Kingdom, the Notes may not be offered other than by an underwriter that:
1.
has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of the United Kingdom) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA is complied with or does not apply; and

2.
has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland
The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other securities exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other securities exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Notes.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.
The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This Prospectus Supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:
(i)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA,

(ii)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or

(iii)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
EXPERTS
The consolidated financial statements of the Company, incorporated by reference in this prospectus supplement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
LEGAL MATTERS
Certain legal matters in connection with the offering will be passed upon for us by Brian G. Iverson, our Senior Vice President, General Counsel, Chief Compliance Officer and Assistant Corporate Secretary, and Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s web site at (www.sec.gov) or on our own website (www.blackhillscorp.com). Information contained on our website does not constitute part of this prospectus supplement.
Incorporation by Reference
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below. Additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering of the Notes are also incorporated herein by reference. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
SEC Filings (File No. 1-31303)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2023
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive Proxy Statement for our 2024 Annual Meeting of Shareholders	Filed on March 15, 2024
Quarterly Report on Form 10-Q	Quarter ended March 31, 2024
Current Reports on Form 8-K or 8-K/A	Filed on April 25, 2024 and April 26, 2024
You may request a copy of these filings at no cost by writing or telephoning us at the following address:
Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
Attention: Investor Relations
(605) 721-1700

PROSPECTUS
BLACK HILLS CORPORATION
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Purchase Contracts
Units

We may from time to time offer to sell senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “BKH.”

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe on page 3 of this prospectus, as well as the risk factors in the accompanying prospectus supplement and discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The date of this prospectus is June 16, 2023.

We are responsible only for the information contained in this prospectus, the applicable prospectus supplement, or any free writing prospectus to which we have referred you. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any such free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may only be used where it is legal to offer and sell these securities.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
When we refer to “Black Hills,” “the Company,” “we,” “us” and “our” in this prospectus under the headings “Disclosure Regarding Forward-Looking Statements” and “Black Hills Corporation,” we mean Black Hills Corporation, a South Dakota corporation, and all of its subsidiaries collectively unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Black Hills Corporation (parent company only) and not any of its subsidiaries unless the context indicates otherwise.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements as defined by the SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those statements that are identified by the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts” and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.
Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including, without limitation, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties. Nonetheless, the Company’s expectations, beliefs or projections may not be achieved or accomplished.
Any forward-looking statement contained in this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, such as adverse macroeconomic conditions, global pandemics or severe weather events, and it is not possible for management to predict all of the factors, nor can it assess the effect of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by the risk factors and cautionary statements set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports that we file with the SEC from time to time.

BLACK HILLS CORPORATION
Black Hills Corporation, a South Dakota corporation, is a customer-focused, growth-oriented utility company headquartered in Rapid City, South Dakota.
We operate our business in the United States, reporting our operating results through our Electric Utilities and Gas Utilities segments. Certain unallocated corporate expenses that support our operating segments are presented as Corporate and Other. The following paragraphs summarize information about our segments as of December 31, 2022.
Our Electric Utilities segment generates, transmits and distributes electricity to approximately 220,000 electric utility customers in Colorado, Montana, South Dakota and Wyoming. We also own and operate non-regulated power generation and mining assets that are vertically integrated into and primarily contracted to our Electric Utilities. Our Electric Utilities own 1,482 MW of generation and 9,024 miles of electric transmission and distribution lines.
Our Gas Utilities segment serves approximately 1,107,000 natural gas utility customers in Arkansas, Colorado, Iowa, Kansas, Nebraska and Wyoming. Our Gas Utilities own and operate 4,713 miles of intrastate gas transmission pipelines and 42,222 miles of gas distribution mains and service lines, seven natural gas storage sites, more than 50,000 horsepower of compression and over 515 miles of gathering lines.
Our common stock is listed on the New York Stock Exchange under the symbol “BKH.” Our principal and executive offices are located at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS
Please carefully consider all of the information contained in or incorporated by reference in this prospectus, including the risk factors described in our periodic reports filed with the SEC from time to time, including those set forth under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement or free writing prospectus.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:
•
repayment or refinancing of outstanding debt;

•
capital expenditures;

•
acquisitions;

•
investments;

•
shareholder returns; and

•
other business opportunities.

We will have significant discretion in the use of the net proceeds. Until the net proceeds have been used, they may be held in cash or cash equivalents or temporarily invested.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
The following description applies to the senior debt securities offered by this prospectus. The senior debt securities will be direct, unsecured obligations of Black Hills and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under the indenture dated May 21, 2003 between us and and the trustee (which was originally LaSalle Bank National Association and is now Computershare Trust Company, N.A.).
The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.
The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.
The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the senior debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.
While the senior debt securities will be our unsecured senior obligations, our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our senior debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations, including the Federal Power Act and settlement agreements with state regulatory jurisdictions, limit the amount of dividends that may be paid to us as a utility holding company.
In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Holders of the senior debt securities are not creditors of our subsidiaries. The claims of holders of the senior debt securities to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries’ creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the senior debt securities. Our subsidiaries’ creditors may include general creditors, trade creditors, debt holders, any preferred stockholders and taxing authorities. The subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”
You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:
•
the title of the senior debt securities;

•
the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

•
the priority of payment of the senior debt securities;

•
the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

•
the date or dates on which the principal of the senior debt securities will be payable;

•
the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

•
the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•
the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

•
each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

•
the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

•
the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option, or (2) mandatorily pursuant to any sinking, purchase or similar fund, or (3) at the option of the holder, and the redemption or repayment price or prices;

•
the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•
the authorized denomination or denominations for the senior debt securities;

•
the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

•
any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•
the payment of any additional amounts with respect to the senior debt securities;

•
whether any of the senior debt securities will be issued with original issue discount;

•
information with respect to book-entry procedures, if any;

•
any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

•
any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.
A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.
Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.
If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in the prospectus supplement for those securities.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.
Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that we will cause a register to be kept at the Corporate Trust Office and in the applicable place of payment for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Book-Entry Senior Debt Securities
Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:
•
check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•
wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets
The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:
•
any successor assumes our obligations on the senior debt securities and under the indenture; and

•
after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “— Events of Default, Waivers, Etc.”
Leveraged and Other Transactions
The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.
Modification of the Indenture
The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things:
•
modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

•
reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.
An “event of default” with respect to senior debt securities of any series is defined in the indenture to include, among other things:
(1)
default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

(2)
default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

(3)
default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

(4)
certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)
any other event that may be specified in the applicable prospectus supplement with respect to any series of senior debt securities.

If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive an event of default resulting in acceleration of the senior debt securities, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.
If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of a majority in aggregate principal amount of the senior debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series.
The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
The indenture also provides that, notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.
We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.
Satisfaction and Discharge and Defeasance
The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity (or be called for redemption) within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time, we will be deemed to have satisfied and discharged the indenture.
In addition, at the time that we establish a series of senior debt securities under the indenture, we can provide that the senior debt securities are subject to the defeasance and discharge provisions of the indenture. Unless we specify otherwise in the applicable prospectus supplement, the senior debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we may elect either (1) to defease and be discharged from any and all obligations with respect to the senior debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants we designate when we establish the series of senior debt securities, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest, if any, on the senior debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to any series of senior debt securities, the amount in money, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the senior debt securities of that series in accordance with the terms of the indenture and such senior debt securities.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the senior debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
Computershare Trust Company, N.A., is the trustee under the indenture for the senior debt securities. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.
The trustee under the indenture for the senior debt securities and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). An affiliate of the senior trustee may act as underwriter with respect to one or more series of senior debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our senior debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
General
The following description applies to the subordinated debt securities (including junior subordinated debt securities) offered by this prospectus. The subordinated debt securities will be unsecured, subordinated obligations of Black Hills. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under, and references in this section to the indenture refer to, the junior subordinated indenture dated November 23, 2015 between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as junior subordinated trustee.
The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.
The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.
The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. Neither the indenture nor the subordinated debt securities will limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.
The subordinated debt securities will be our unsecured subordinated obligations. Our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations, including the Federal Power Act and settlement agreements with state regulatory jurisdictions, limit the amount of dividends that may be paid to us as a utility holding company.
In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Holders of the subordinated debt securities are not creditors of our subsidiaries. The claims of holders of the subordinated debt securities to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of such subsidiaries’ creditors will generally have priority as to the assets of such subsidiaries over our own equity interest claims and will therefore have priority over the holders of the subordinated debt securities. Our subsidiaries’ creditors may include general creditors, trade creditors, debt holders, any preferred stockholders and taxing authorities. The subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.
Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.
You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:
•
the title of the subordinated debt securities;

•
the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

•
the priority of payment of the subordinated debt securities;

•
the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

•
the date or dates on which the principal of the subordinated debt securities will be payable;

•
the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

•
the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•
the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

•
each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•
the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

•
the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option, or (2) mandatorily pursuant to any sinking, purchase or similar fund, or (3) at the option of the holder, and the redemption or repayment price or prices;

•
the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•
the authorized denomination or denominations for the subordinated debt securities;

•
the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

•
any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•
the payment of any additional amounts with respect to the subordinated debt securities;

•
whether any of the subordinated debt securities will be issued with original issue discount;

•
information with respect to book-entry procedures, if any;

•
the terms of subordination;

•
any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

•
any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.
A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.
If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in the prospectus supplement for those securities.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.
Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. The indenture provides that we will maintain a security register within the continental U.S. for such transfer or exchange. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.
Book-Entry Subordinated Debt Securities
Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.
Payment and Paying Agents
Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:
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check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

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wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.
Subordination
The subordinated debt securities will be subordinated and junior in right of payment to our senior indebtedness. Unless otherwise specified in the applicable prospectus supplement, “senior indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with any of our indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). However, senior indebtedness does not include our indebtedness to any of our subsidiaries or any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is “pari passu” or “junior” to the subordinated debt security.
Consolidation, Merger or Sale of Assets
The indenture provides that we may not merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing person, or the successor (if other than us) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such person expressly assumes the due and punctual payment of the principal of and interest on the subordinated debt securities, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the indenture trustee, executed and delivered to the indenture trustee by such person, and (ii) immediately after giving effect to such merger or consolidation, or such sale or conveyance, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will occur and be continuing.
In case of any such consolidation, merger or conveyance, such successor will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the subordinated debt securities.
Leveraged and Other Transactions
The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engage in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.
Modification of the Indenture
The indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things:
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modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

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adversely modify the subordination terms of the subordinated debt securities; or

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reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.
An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:
(1)
default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

(2)
default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

(3)
default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 90 days after written notice;

(4)
certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)
any other event that may be specified in the prospectus supplement with respect to any series of subordinated debt securities.

If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive an event of default resulting in acceleration of the subordinated debt securities, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.
If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series.
The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.
The indenture also provides that, notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.
We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge and Defeasance
The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity (or called for redemption) within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time, we will be deemed to have satisfied and discharged the indenture.
In addition, at the time that we establish a series of subordinated debt securities under the indenture, we can provide that the subordinated debt securities are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we may elect either (1) to defease and be discharged from any and all obligations with respect to the subordinated debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the subordinated debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants we designate when we establish the series of subordinated debt securities, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such subordinated debt securities (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest, if any, on the subordinated debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to any series of subordinated debt securities, the amount in money, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the subordinated debt securities of that series in accordance with the terms of the indenture and such subordinated debt securities.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
U.S. Bank Trust Company, National Association, is the trustee under the indenture for the subordinated debt securities. The trustee and any agents under the indenture may resign or be removed and a successor may be appointed.
The trustee under the indenture for the subordinated debt securities and its affiliates have engaged, currently engage, and may in the future engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time, subject to the Trust Indenture Act. An affiliate of the subordinated trustee may act as underwriter with respect to one or more series of subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of our subordinated debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. As of June 16, 2023, 66,933,596 shares of common stock and no shares of preferred stock were outstanding.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders may use cumulative voting for the election of directors. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of our common stock are entitled to receive equally dividends as they may be declared by our board of directors out of funds legally available for the payment of dividends. Our revolving credit facility and other debt obligations contain restrictions on the payment of cash dividends upon a default or event of default. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock.
Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All of the outstanding shares of our common stock are, and the shares of common stock we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further action by our shareholders, to issue shares of undesignated preferred stock from time to time in one or more series and to fix the related number of shares and the designations, voting powers, preferences, optional and other special rights, and restrictions or qualifications of that preferred stock. The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ from common stock and other series of preferred stock with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of additional series of preferred stock could:
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decrease the amount of earnings and assets available for distribution to holders of common stock and other series of preferred stock;

•
adversely affect the rights and powers, including voting rights, of holders of common stock and other series of preferred stock; or

•
have the effect of delaying, deferring or preventing a change in control.

Special Meetings of Shareholders
Our amended and restated bylaws provide that special meetings of the shareholders may be called by a majority of our board of directors and shall be called by our board of directors upon the written demand of the holders of at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting.
Notice Requirements for Shareholder Proposals and Director Nominees
Shareholders wishing to nominate a director or to propose other action at an annual meeting must generally give advance written notice of such nomination or proposal that complies with Article I, Section 9, of our amended and restated bylaws to our secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting.

Depositary Shares
We may issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the prospectus supplement relating to such depositary shares) of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the material terms of the deposit agreement, the depositary shares and the depositary receipts in the prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.
Anti-Takeover Effects of South Dakota Law and Provisions of Our Charter and Bylaws
South Dakota law and our restated articles of incorporation and amended and restated bylaws contain certain provisions that may be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.
Control Share Acquisitions
We have elected in our restated articles of incorporation not to be subject to the control share acquisition provisions of the South Dakota Domestic Public Corporation Takeover Act, which would otherwise apply to us. These provisions provide generally that the shares of a publicly held South Dakota corporation (the “target company”) acquired by a person that exceed the thresholds of voting power described below will have the same voting rights as other shares of the same class or series only if approved by:
•
the affirmative vote of the majority of all outstanding shares entitled to vote, including all shares held by the acquiring person; and

•
the affirmative vote of the majority of all outstanding shares entitled to vote, excluding all interested shares.

Under these provisions, each time an acquiring person reaches a threshold, the acquiring person must deliver an information statement to the target company and a vote must be held as described above before the acquiring person will have any voting rights with respect to shares in excess of such threshold. The thresholds which require shareholder approval before voting powers are obtained with respect to shares acquired in excess of such thresholds are 20%, 331∕3% and 50%, respectively.
Similarly, under these provisions, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then-current market value by the target company within 10 days after the acquiring person has failed to give a timely information statement to the target company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.
Business Combinations
We are subject to the provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act. In general, Section 47-33-17 prohibits a publicly held South Dakota corporation from engaging in a “business combination” with an “interested shareholder,” unless the business combination or the transaction in which the person became an interested shareholder is approved in a prescribed manner. A business combination with the interested shareholder must be approved by (i) our board of directors prior to the date that the person became an interested shareholder (referred to as the person’s “share acquisition date”), (ii) the affirmative vote of all of the holders of all of the outstanding voting shares, or, under some circumstances, by the affirmative vote of the holders of a majority of the outstanding voting shares not including those shares beneficially owned by the interested shareholder or any of its affiliates or associates, (iii) the affirmative vote of the holders of a majority of the outstanding voting shares not including those shares beneficially owned by the interested shareholder or any of its affiliates or associates at a meeting no earlier than four years after the interested shareholder’s share acquisition date, or (iv) the affirmative vote of the holders of a majority of the outstanding voting shares at a meeting no earlier than four years after the interested shareholder’s share acquisition date if the business combination satisfies the conditions of Section 47-33-18 of the South Dakota Domestic Public Corporation Takeover Act. Generally, an “interested shareholder” is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of our voting stock. A “business combination” includes a merger, a transfer of 10% or more of our assets, the issuance or transfer of stock equal to 5% or more of the aggregate market value of all of our outstanding shares, the adoption of a plan of liquidation or dissolution, or other transaction resulting in a financial benefit to the interested shareholder. The provisions of Section 47-33-17 of the South Dakota Domestic Public Corporation Takeover Act may delay, defer or prevent a change in control of us without the shareholders taking further action.
Multiple Constituencies
The South Dakota Domestic Public Corporation Takeover Act further provides that our board, in determining whether to approve a merger or other change of control, may take into account both the long-term as well as short-term interests of us and our shareholders, the effect on our employees, customers, creditors and suppliers, the effect upon the community in which we operate and the effect on the economy of the state and nation. This provision may permit our board to vote against some proposals that, in the absence of this provision, it would otherwise have a fiduciary duty to approve.
Fair Price Provision
Our restated articles of incorporation require the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock to approve any “business transaction” with any “related person” or any “business transaction” in which a “related person” has an interest. However, if a majority of the continuing members of our board who are not affiliated with the related party approve the business transaction, or if the cash or fair market value of any consideration received by our shareholders pursuant to a business transaction meets certain enumerated requirements, then the 80% voting requirement will not be applicable. Generally, our restated articles of incorporation define a “business transaction” to include, among other things, a merger, asset or stock sale. Our restated articles of incorporation generally define a “related person” as any person, entity or group that, together with its affiliates and associates, beneficially owns 10% or more of our outstanding voting stock. Any amendment to our restated articles of incorporation to amend or repeal this provision similarly requires the affirmative vote of the holders of 80% or more of the outstanding shares of our voting stock. The likely effect of this provision is to delay, defer or prevent a change in control.
Board Composition
Our restated articles of incorporation and amended and restated bylaws provide for a staggered board of directors divided into three classes, with the term of office of one class expiring each year. Our restated articles of incorporation and amended and restated bylaws also provide that our directors may be removed only for cause and by the affirmative vote of the majority of the remaining members of the board of directors. The likely effect of our staggered board of directors and the limitation on the removal of directors is an increase in the time required for the shareholders to change the composition of our board of directors.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Our board has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of the series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt.
Shareholder Action by Written Consent Must Be Unanimous
South Dakota law provides that any action that may be taken at a meeting of shareholders may be taken without a meeting if a written consent, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the action taken. This provision prevents holders of less than all of our common stock from unilaterally using the written consent procedure to take shareholder action.
Transfer Agent
The transfer agent and registrar for our common stock is Equiniti Trust Company. Its address is 1110 Centre Pointe Curve #101, Mendota Heights, Minnesota 55120, and its telephone number for shareholder services is (800) 468-9716.

DESCRIPTION OF WARRANTS
Offered Warrants
We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.
Debt Warrants
We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.
Equity Warrants
We may also issue, together with equity securities or separately, warrants to purchase shares of our common or preferred stock on terms to be determined at the time of sale.
General Terms of Warrants
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency with which the warrants may be purchased;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

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any applicable material United States federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants;

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the antidilution provisions of the warrants, if any;

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any redemption or call provisions;

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the exercise price and procedures for exercise of the warrants;

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the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

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whether the warrants are to be sold separately or with other securities as part of units; and

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any other terms of the warrants.

Significant Provisions of the Warrant Agreements
We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.
Modifications Without Consent of Warrantholders
We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:
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cure any ambiguity;

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cure, correct or supplement any defective or inconsistent provision; or

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amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Enforceability of Rights of Warrantholders
The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.
Registration and Transfer of Warrants
Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.
New York Law to Govern
The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
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the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
From time to time, we may sell the securities offered by this prospectus:
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through underwriters or dealers;

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through agents;

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directly to purchasers; or

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through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933.
The applicable prospectus supplement relating to the securities will set forth:
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their offering terms, including the name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the net proceeds we may receive from the sale;

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any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

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any initial public offering price;

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any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

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any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:
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at a fixed price or prices which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL OPINIONS
The validity of the securities offered by this prospectus will be passed upon for Black Hills Corporation by Brian G. Iverson, Senior Vice President and General Counsel of Black Hills, with respect to matters governed by South Dakota law, and by Faegre Drinker Biddle & Reath LLP, special counsel to Black Hills, with respect to matters governed by New York law. Certain legal matters will be passed upon for Black Hills by Faegre Drinker Biddle & Reath LLP, and for the underwriters, dealers, or agents, if any, by their own legal counsel. As of the date of this prospectus, Mr. Iverson owns, directly or indirectly, 39,704 shares of our common stock.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Black Hills Corporation and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.
We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC by accessing its Internet website at https://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information included in or incorporated by reference into this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-31303) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) until the termination of the offerings made under this prospectus:
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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which incorporates by reference certain portions of our definitive proxy statement for the Company’s 2023 Annual Meeting of Shareholders filed on March 15, 2023;

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Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023;

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Our Current Reports on Form 8-K filed on March 7, 2023, April 27, 2023 and May 3, 2023 (solely with respect to information filed pursuant to Item 8.01 and related exhibit included in Item 9.01); and

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The description of our common stock contained in Exhibit 4.5 to our 2022 Annual Report, which updates the description of our common stock originally included in our Registration Statement on Form 8-A filed April 19, 2002, and any other amendment or report filed for the purpose of updating such descrption.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.blackhillscorp.com) or by writing or telephoning us at the following address:
Black Hills Corporation
7001 Mount Rushmore Road
Rapid City, South Dakota 57702
Attention: Investor Relations
(605) 721-1700
Information on our Internet website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.